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     Subsidiaries of the Registrant                        Exhibit 21
     ------------------------------                        ----------

      The following is a list of the Registrant's subsidiaries (all of which are 100% owned):

                                            State or Other Jurisdiction
                                                  Of Incorporation
                                            ---------------------------

      MATEC EFO Corp.                             Massachusetts
      Matec International, Inc.                   Massachusetts
      MEKontrol, Inc.                             Massachusetts
      MTCI, Inc.                                  Delaware
      Old BCT, Inc.                               New Jersey
      Old MAS, Inc.                               Delaware
      Valpey-Fisher Corporation                   Massachusetts